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                                                                  EXHIBIT 10.18

                FORM OF ESCROW AGREEMENT USED TO SECURE CERTAIN
             SUPPLEMENTAL RETIREMENT BENEFITS FOR CERTAIN OFFICERS
                                 OF THE COMPANY

                                ESCROW AGREEMENT

          ESCROW AGREEMENT, dated as of December 21, 2000 (the "Agreement"), by and between HONEYWELL INTERNATIONAL INC., a Delaware corporation (the "Company"), [NAME] ("Beneficiary") and Victor P. Patrick (as escrow agent hereunder, the "Escrow Agent").

                              W I T N E S S E T H :

          WHEREAS, the Beneficiary is entitled to receive certain specific payments pursuant to the AlliedSignal Inc. Supplemental Pension Plan (the "SERP");

          WHEREAS, the Company and the Beneficiary desire to have a certain amount (the "Escrow Amount"), deposited in escrow as a source for payment of amounts due to the Beneficiary pursuant to the SERP, and to have the Escrow Amount and Earnings held in escrow until portions of it are disbursed in accordance with the instructions of the Vice President of Human Resources of the Company (the "VPHR") or his designee, which instructions will be solely in accordance with the terms of the SERP, except as provided in section 4(d) herein;

          WHEREAS, the Company intends to discharge its obligations under the SERP first with the Escrow Amount and Earnings and only then from Company assets;

          WHEREAS, the Company desires that the Escrow Agent assist the Company in effecting the payment of the Escrow Amount and Earnings by holding, as agent for the Beneficiary, the Escrow Fund;

          WHEREAS, the Escrow Amount and Earnings will be held for the sole benefit of the Beneficiary, and will be considered an asset of the Beneficiary, and shall not be deemed to be an asset of the Company and shall not be subject to claims of the Company's creditors;

          WHEREAS, the distribution of all or any part of the Escrow Amount and Earnings will reduce the amount the Company owes the Beneficiary pursuant to the SERP; and

          WHEREAS, the Escrow Agent is willing to act as escrow agent in respect of the Escrow Fund upon the terms and conditions hereinafter set forth;




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          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

          1. Appointment of Escrow Agent. The Company hereby appoints the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

          2. Deposit into the Escrow Fund. On or about December 21, 2000, the Company will deposit, or cause to be deposited, with the Escrow Agent the Escrow Amount, the receipt of which will be acknowledged by the Escrow Agent substantially in the form of Exhibit C attached hereto, and which Escrow Amount shall be held by the Escrow Agent upon the terms and conditions hereinafter set forth.

          3. Custody of the Escrow Fund. (a) During the term of this Agreement, the Escrow Agent shall hold in custody the Escrow Amount and any interest paid thereon ("Earnings"), less any distributions pursuant to Section 4 hereof (the "Escrow Fund"). Notwithstanding the foregoing, the Escrow Agent shall have the power to release all or any portion of the Escrow Fund, when required to, pursuant to Section 4 hereof.

          (b) The Escrow Fund shall be held for the account of the Beneficiary as a source for payments of amounts due to him under the SERP, and will be considered an asset of the Beneficiary, and shall not be deemed to be an asset of the Company and shall not be subject of claims of the Company's creditors.

          (c) If instructed by the VPHR prior to 1:00 p.m. on any Business Day, the Escrow Agent shall invest the Escrow Fund in a money market mutual fund or other similar investment as selected by the VPHR. The Escrow Agent shall maintain records showing amounts deposited hereunder, earnings on said amounts, and amounts disbursed from the Escrow Fund in accordance with this Agreement.

          (d) Any Earnings on the Escrow Fund shall be treated as an asset of the Beneficiary, and shall be distributed to the Beneficiary in the manner provided hereinafter.

          4. Distribution of Escrow Fund. The Escrow Agent shall hold the Escrow Fund in its possession until instructed hereunder to deliver the Escrow Fund or any specified portion thereof as follows:

          (a) Notwithstanding anything else in this Section 4, no portion of the Escrow Fund shall be disbursed except in accordance with the instructions of the VPHR.


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          (b) The instructions of the VPHR shall carry out the parties' intent to discharge the Company's obligation under the SERP first with the Escrow Amount and Earnings.

          (c) If the VPHR delivers a written release notice substantially in the form of Exhibit A attached hereto, to the Escrow Agent, the Escrow Agent shall release the Escrow Fund (or any portion thereof) to the parties referenced in such notice within one (1) Business Day. It is anticipated that such notice shall be delivered by the VPHR in order to insure timely delivery of the amounts due to be paid to the Beneficiary pursuant to the terms of the SERP.

          (d) Earnings on the Escrow Amount shall constitute income of the Beneficiary and shall be released to the Beneficiary annually pursuant to specific instructions contained in the above described release notice.

For purposes of this Agreement, "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted by law or executive order to be closed in the City of New York.

          5. Final Distribution of Escrow Fund. After disbursing all amounts due to the Beneficiary pursuant to the SERP, the Escrow Agent shall distribute the remaining balance, if any, of the Escrow Fund as directed by the VPHR in the manner described in Section 4 above.

          6. Resignation or Removal of Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Company specifying a date when such resignation shall take effect and upon delivery of the Escrow Fund to the successor escrow agent designated by the Company in writing. Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Company fails to designate a successor Escrow Agent within thirty (30) days after such notice, the Escrow Agent shall be entitled to apply to a court of competent jurisdiction for the appointment of a successor. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Escrow Fund. The Company shall have the right at any time to remove the Escrow Agent and substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Escrow Fund as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement.

          7. Indemnification of Escrow Agent. (a) The Escrow Agent shall have no duties or responsibilities whatsoever with respect to the Escrow Fund except as are specifically set forth herein. The Escrow Agent shall neither be responsible for or liable under, nor chargeable with knowledge of the terms and conditions of, any other agreement, instrument or document in connection herewith. The Escrow Agent may


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conclusively rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to any written notice, instrument, request, consent, certificate, document, letter, telegram, opinion, order, resolution or other writing hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document. The Escrow Agent shall have no responsibility for the contents of any such writing contemplated herein and may rely without any liability upon the contents thereof.

          (b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or with the rights or powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with advice of counsel (which counsel may be of the Escrow Agent's own choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind except for its own willful misconduct or gross negligence.

          (c) The Company agrees to indemnify the Escrow Agent and its employees, directors, officers and agents and hold each harmless against any and all liabilities incurred by it hereunder as a consequence of such party's action, and to indemnify the Escrow Agent and hold it harmless against any claims, costs, payments, and expenses (including the fees and expenses of counsel) and all liabilities incurred by it in connection with the performance of its duties hereunder and them hereunder, except in either case for claims, costs, payments, and expenses (including the fees and expenses of counsel) and liabilities incurred by the Escrow Agent resulting from its own willful misconduct or gross negligence. The provisions of this Section 7 shall survive the termination of this Agreement or resignation or removal of the Escrow Agent.

          8. Compensation of Escrow Agent. The Escrow Agent shall be entitled to payment from the Company for reasonable and customary fees and expenses for all services rendered by it hereunder in accordance with Schedule B attached hereto (as such schedule may be amended from time to time). The Escrow Agent shall also be entitled to reimbursement on demand for all loss, liability, damage or expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all reasonable counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges. At all times, the Escrow Agent will have a right of set off and first lien on funds in the Escrow Fund for payment of customary fees and expenses and all such reasonable loss, liability, damage or expenses.

          9. Termination of Agreement. This Agreement shall terminate on the final disposition of the Escrow Fund pursuant to Section 5, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Sections 7 and 8 shall survive the termination hereof and the resignation or removal of the Escrow Agent.


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          10. Consents to Service Process. Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agree that the service thereof may be made by certified or registered mail directed to such person at such person's address for purposes of notices hereunder.

          11. Tax Withholding & Reporting. (a) On or prior to the date of this Agreement, the Beneficiary, for purposes of United States backup withholding tax and information reporting requirements, will provide the Escrow Agent with an executed copy of Internal Revenue Service form W-9 or any successor form.

          12. Miscellaneous. (a) This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof, and may not be changed orally, but only by an instrument in writing signed by the parties hereto.

          (b) All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid) or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

          If to the Company, to:

                          Honeywell International Inc.
                          101 Columbia Road
                          Morris Township, NJ  07962-2497
                          Telephone: (973) 455-2000
                          Attention: Peter M. Kreindler, Esq.

          If to the Escrow Agent, to:

                          Victor P. Patrick
                          101 Columbia Road
                          Morris Township, NJ  07962-2497
                          Telephone: (973) 455-2000


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          (c) This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of each party's respective successors and permitted assigns. Except as expressly provided herein, no other person shall acquire or have any rights under or by virtue of this Agreement.

          (d) This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto.

          (e) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws.

          (f) This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.







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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                             HONEYWELL INTERNATIONAL INC.
                                             Tax ID :


                                             By
                                               --------------------------
                                                Name:
                                                Title:




                                             ----------------------------
                                             Beneficiary




                                             Victor P. Patrick
                                               as Escrow Agent



                                             By
                                               --------------------------
                                               Victor P. Patrick




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